Exhibit 10.2

CASH-BASED INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2022

EXECUTIVE VICE PRESIDENTS

LEVEL 8

CASH-BASED INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2022

OFFICERS

LEVEL 8

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS

EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***]

I.	PURPOSE

The purpose of this cash-based incentive compensation plan (the “Plan”) is to define a mechanism for stimulating and rewarding the achievement of business goals by eligible employees, as proposed by the Compensation Committee of the Board of Directors of the Company (the “Board”) and agreed by the Board.

II.	SCOPE

This Plan includes certain executives as designated by the CEO of Meridian Bioscience, Inc. and its subsidiaries (the “Company”).

III.	ELIGIBILITY REQUIREMENTS

Eligibility for participation in this Plan is limited to elected officers of the Company who are in an executive vice president position as determined in the sole discretion of the Compensation Committee of the Board (the Executives” or “Participants”).

1.

Executives hired after October 1, 2021 are eligible for a pro-rated bonus based on the number of days employed during the fiscal year. Employees hired after July 1, 2022 will not be eligible for Bonus until Fiscal Year 2022.

2.

Executives who terminate after September 30, 2022 but prior to the date the bonus is paid are eligible for his or her bonus, including any “business accelerators” noted in Section IV below, except in the case where the Executive is terminated for Cause as defined in the Meridian Bioscience, Inc. 2022 Stock Incentive Plan.

3.

The Executive’s base compensation as of September 30, 2022 will be used for purposes of calculating bonus payout, unless Section VII.4 is applicable in which case the Executive’s base compensation at the time of termination of employment shall be used for purposes of calculating bonus payout.

4.	The Company expects that any payments earned under this Plan will be paid by December 15, 2022.

5.	The Plan is subject to the Company’s Compensation Recoupment Policy adopted by the Board of Directors on December 9, 2020.

6.	The Plan is subject to the terms of any applicable Change in Control Agreement executed with a terminating Executive.

IV.	PERFORMANCE TARGETS AND PAYOUT PERCENTAGES

The Plan consists of three components, with a weighting factor assigned to each: Consolidated Net Revenues (30% weighting), Consolidated Operating Income (30% weighting), and Individual Performance (40% weighting). The Plan is designed to payout 55% of base salary at target, which is revenue of [***] million and adjusted operating income of [***] million. The Plan also includes “business accelerators” that are aimed at rewarding performance for revenue achievement and growth above our financial guidance and internal operating plan. Such “business accelerators” are effective at revenues ranging from [***] million to [***] million. Notwithstanding the foregoing, for a participant to earn “business accelerators”

CASH-BASED INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2022

EXECUTIVE VICE PRESIDENTS

LEVEL 8

related to consolidated revenue achievement at or above [***] million, the following criteria must be met: (1) the participant’s business unit achievement must be at least 100% of it [***] million next revenue plan, (2) the individual must earn a performance rating of 3 or higher, and (3) the compensation committee must approve the payout amount. The Compensation Committee shall be responsible for determining if the targets have been met and may not increase compensation payable under this Plan in excess of the amounts provided herein. Subsequent to the Compensation Committee’s determination that targets have been met, each Participant shall receive a cash lump sum payment of the bonus, less required payroll withholdings. In no event shall payment be made later than two and one-half (2 1⁄2) months following the Company’s fiscal year end; provided¸ however, the Participant may make the deferral election described in Section VI.

See Appendices I and II for payout percentages at various levels of revenues, adjusted (non-GAAP) operating income and individual performance as well as “business accelerators” for achievement of revenues starting at [***] million.

V.	NON-GAAP MEASUREMENT

Non-GAAP items shall consist of items disclosed in the Company’s Non-GAAP Financial Measures disclosures in the fiscal 2022 Form 10-K. Upon the proposal of the Compensation Committee, the Board may in its discretion consider non-GAAP items, which may include restructuring and extraordinary charges, in the calculation of Operating Income.

In the event of an acquisition during the Plan year, to the extent not already captured in the non-GAAP disclosures noted above, the Board, upon the proposal of the Compensation Committee, may in its discretion consider restructuring, purchase accounting and extraordinary charges associated with such acquisitions as disclosed in the Company’s Form 10-K to be considered in the calculation of Operating Income.

Additionally, the Compensation Committee will determine the treatment of revenue and/or operating income or operating losses from acquired companies in the calculation (acquired during the fiscal year). For example, the Compensation Committee may exclude the revenue and/or operating income or loss of the acquired company from the calculation or the Compensation Committee may approve new revenue and operating income targets developed by management reflecting the impact of the acquisition.

The Compensation Committee shall evaluate certain events, in its discretion, for determination of treatment in the bonus calculation. Examples include the impact of tax legislation and the impact of implementing new accounting standards.

VI.	DEFERRAL OF BONUS PAYMENT

Executives may elect to defer payment of bonus to no later than January 15, 2023. Such election must be made in writing prior to March 31, 2022.

VII.	GENERAL PROVISIONS

1.	Payments will be made in a cash lump sum payment, less required payroll withholdings, and will be paid on or about December 15, 2022.

2.

For U.S. Participants, appropriate withholdings will be deducted from the bonus award, including income taxes, FICA, and 401k plan contributions. Appropriate withholdings will also be made for international employees based on local requirements.

3.	A Participant’s rights and interests under the Plan may not be assigned, pledged or transferred.

CASH-BASED INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2022

EXECUTIVE VICE PRESIDENTS

LEVEL 8

4.

Participants who leave during the plan year due to death, long-term disability, retirement, or as the result of a reduction in force, are eligible for a pro-rated payout of his or her target bonus (i.e., 50% of base salary) upon termination of employment. Retirement shall be defined as termination of employment at age 55 or older with greater than 10 years of service.

5.	Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of any Participant.

6.	It is intended that payments under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code.

7.	Participants with an individual performance rating of “Not Achieved” will not be eligible for payout, unless an exception for payment is approved by the Compensation Committee.

CASH-BASED INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2022

EXECUTIVE VICE PRESIDENTS

LEVEL 8

APPENDIX I

CASH-BASED INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2022

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CASH-BASED INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2022

EXECUTIVE VICE PRESIDENTS

LEVEL 8

APPENDIX II

CASH-BASED INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2022

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